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                                                                      EXHIBIT 21

EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

Scrip Solutions, LLC, a Delaware limited liability company

Scrip Pharmacy, Inc., an Ohio corporation

Vitality Home Infusion Services, Inc., a New York corporation

Natural Living, Inc., a New York corporation

American Disease Management Associates, LLC, a Delaware limited liability company

New York ADIMA, LLC, a New York limited liability company

MIM Funding, LLC, a Delaware limited liability company

MIM IPA, Inc., a New York corporation

MIM Investment Corporation, a Delaware corporation

MIM Health Plans of Puerto Rico, Inc., a Puerto Rican corporation